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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in Amendment No. 1 to the registration statement on Form S-2/A (File No. 333-67854) of First Mariner Bancorp and subsidiaries (the "Company") of our report dated March 16, 2001 on the consolidated financial statements of the Company for the year ended December 31, 2000, which appears on page 38 of the 2000 Annual Report to Stockholders of the Company that is included in the Company's annual report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to our firm under the heading "Experts" in this registration statement.

/s/ Stegman & Company

Baltimore, Maryland
September 6, 2001

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS